THE CHASE VISTA SELECT SMALL CAP VALUE FUND
Section 10f-3 Transactions

The following securities were purchased pursuant to Rule 10f-3 and all requirements of the Affiliated Underwriting Procedures of the Fund.

Trade
Date            Issue
08/02/00        Entravision Communications Corp. (EVC) Class A
		Common Stock

Shares            Price         Amount
53,300            $16.50        $879,450.00


					% of Issue
Spread     Spread       Fund's            for all
Amount       %        % of issue      Chase Vista Funds
$1.03        N/A        0.11587%        0.35587%

     Broker
Donaldson, Lufkin & Jenrette Securities Corp.

Underwriters of Entravision Communications Corp. (EVC) Class A
Common Stock

U.S. Underwriters                        Number of Shares
Donaldson, Lufkin & Jenrette Securities Corp.   6,747,094
Credit Suisse First Boston Corp.                6,747,091
Merrill Lynch, Pierce, Fenner & Smith, Inc.     6,747,091
Salomon Smith Barney, Inc.                      6,747,091
Bear, Stearns & Co., Inc.                       6,747,091
DLJdirect, Inc.                                   200,000
Allen & Company, Inc.                             175,000
Banc of America Securities LLC                    175,000
Chase Securities, Inc.                            175,000
CIBC World Markets Corp.                          175,000
Deutsche Bank Securities, Inc.                    175,000
A.G. Edwards & Sons, Inc.                         175,000
First Union Securities, Inc.                      175,000
FleetBoston Robertson Stephens, Inc.              175,000
Lazard Freres & Co. LLC                           175,000
Lehman Brothers, Inc.                             175,000
Mongan Stanley & Co., Inc.                        175,000
PaineWebber, Inc.                                 175,000
C.E. Unterberg, Towbin                            175,000
Wasserstein Perella Securities, Inc.              175,000
Thomas Weisel Partners LLC                        175,000
Advest, Inc.                                       87,500
Arnhold and S. Bleichroeder, Inc.                  87,500
Robert W. Baird & Co., Inc.                        87,500
William Blair & Co., LLC                           87,500
Crowell, Weedon & Co.                              87,500
Fahnestock & Co., Inc.                             87,500
First Albany Corp.                                 87,500
Gabelli & Co., Inc.                                87,500
Gerard Klauer Mattison & Co., Inc.                 87,500
Gruntal & Co., LLC                                 87,500
Guzman & Co.                                       87,500
Hoak Breedlove Wesneski & Co.                      87,500
Hoefer & Arnett, Inc.                              87,500
Janney Montgomery Scott LLC                        87,500
Johnston, Lemon & Co., Inc.                        87,500
Kaufman Bros. LP                                   87,500
C.L. King & Associates, Inc.                       87,500
Ladenburg Thalmann & Co. Inc.                      87,500
McDonald Investments, Inc.                         87,500
Morgan Keegan & Co., Inc.                          87,500
Needham & Co., Inc.                                87,500
Pacific Crest Securities                           87,500
Parker/Hunter, Inc.                                87,500
Pennsylvania Merchant Group                        87,500
Ragen Mackenzie, Inc.                              87,500
Raymond James & Associates, Inc.                   87,500
The Robinson-Humphrey Co., LLC                     87,500
Sanders Morris Harris                              87,500
Sands Brothers & Co., LTD                          87,500
Scott & Stringfellow, Inc.                         87,500
Stephens, Inc.                                     87,500
Sutro & Co., Inc.                                  87,500
Tucker Anthony, Inc.                               87,500
Wedbusth Morgtan Securities                        87,500
   Total                                       39,535,458

THE CHASE VISTA SELECT SMALL CAP VALUE FUND
Section 10f-3 Transactions

The following securities were purchased pursuant to Rule 10f-3 and all requirements of the Affiliated Underwriting Procedures of the Fund.

Trade
Date            Issue
06/08/00        Community Health Systems, Inc. (CYH) Common Stock

Shares       Price         Amount
114,900  $13.00         $1,493,700.00

Spread     Spread       Fund's            for all
Amount       %        % of issue      Chase Vista Funds
$0.78        N/A        1.14900%        2.75950%

     Broker
Merrill Lynch, Pierce, Fenner & Smith, Inc.

Underwriters of Community Health Systems, Inc. (CYH) Common Stock

U.S. Underwriters                          Number of Shares
Merrill Lynch, Pierce, Fenner & Smith, Inc.       3,328,125
Banc of America Securities LLC                    1,996,875
Chase Securities, Inc                             1,996,875
Credit Suisse First Boston Corp.                  1,996,875
Goldman, Sachs & Co.                              1,996,875
Morgan Stanley & Co., Inc.                        1,996,875
Donaldson, Lufkin & Jenrette Securities Corp.       350,000
First Union Securities, Inc.                        350,000
Salomon Smith Barney, Inc.                          350,000
UBS Warburg LLC                                     350,000
U.S. Bancorp Piper Jaffray, Inc.                    350,000
J.C. Bradford & Co.                                 175,000
HSBC Securities (USA), Inc.                         175,000
Morgan Keegan & Co., Inc.                           175,000
Scotia Cajpital (USA), Inc.                         175,000
SunTrust Equitable Securities Corp.                 175,000
   Total                                         15,937,500